SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-12
WESCO INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing proxy statement, if other than the Registrant)
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WESCO INTERNATIONAL, INC.
225 West Station Square Drive, Suite 700
Pittsburgh, Pennsylvania 15219

SUPPLEMENT TO NOTICE OF 2005
ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT FOR
2005 ANNUAL MEETING OF STOCKHOLDERS
to be held on May 18, 2005

This Supplement to the Notice of 2005 Annual Meeting of Stockholders (the “Notice”) and the accompanying Proxy Statement (the “Proxy Statement”) for the 2005 Annual Meeting of Stockholders (the “Annual Meeting”) of WESCO International, Inc. (the “Company”) is being mailed to the stockholders of the Company who are eligible to vote at the Annual Meeting to be held on May 18, 2005, at the time and for the purposes set forth in the Notice and the accompanying Proxy Statement, which were first mailed to stockholders of the Company on or about April 20, 2005. Only holders of record of the Company’s Common Stock, par value $.01 per share, at the close of business on April 4, 2005 are entitled to vote at the Annual Meeting.

This supplement updates the Notice and Proxy Statement by correcting the location of the Annual Meeting. The Notice and Proxy Statement state that the Annual Meeting would be held at 2:00 p.m., C.S.T., on Wednesday, May 18, 2005, at Sofitel Chicago O’Hare, located at 20 East Chestnut Street, Chicago, Illinois 60611. The date and time of the Annual Meeting remain at 2:00 p.m., C.S.T., on Wednesday, May 18, 2005. The correct location of the Annual Meeting is:

Sofitel Chicago O’Hare
5550 North River Road
Rosemont, Illinois 60018
847-678-4488

Dated: May 3, 2005

By order of the Board of Directors,
/s/ MARCY SMOREY-GIGER
MARCY SMOREY-GIGER Corporate Secretary